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                                                                    Exhibit 1(b)

                          NEW YORK MUNIYIELD FUND, INC.

                              ARTICLES OF AMENDMENT


     NEW YORK MUNIYIELD FUND, INC., a Maryland corporation having its principal office c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202 (hereinafter called the Corporation), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

     FIRST: The charter of the Corporation is hereby amended by striking out
Article II of the Articles of Incorporation and inserting in lieu thereof the following:

                                  ARTICLE XIV

                                      NAME
                                      ----

                         The name of the corporation is

                      MUNIYIELD NEW YORK INSURED FUND, INC.

                              (the "Corporation").


     SECOND: The foregoing amendments to the charter of the Corporation have been duly approved by the entire Board of Directors at a meeting thereof held on January 6, 1992, and at the time of the approval by the Directors there were no shares of stock of the Corporation entitled to vote on the matter either outstanding or subscribed for.

     The President acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.
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     IN WITNESS WHEREOF, New York MuniYield Fund, Inc. has caused these Articles to be signed in its name and on its behalf by its President and attested by its Secretary on January 7, 1992.


                                          NEW YORK MUNIYIELD FUND, INC.



                                          By:
                                             -----------------------------------
                                                Philip L. Kirstein, President




Attest:


By:
   ------------------------------------
        Mark B. Goldfus, Secretary

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